Drones Drive Strong ENVX Revenue Growth

New 2027 Revenue Guidance $65 Million to $85 Million
$128 Million of 2030 Notes Retired Capturing a 36% Discount
Restructuring Lowers Annual Cost by $8.5 Million

FREMONT, Calif., November 12, 2026 (GLOBE NEWSWIRE) -- Enovix Corporation (“Enovix” or the “Company,” Nasdaq: ENVX), a developer and manufacturer of advanced lithium-ion batteries, today reported Q3’26 financial results, including a record non-GAAP gross margin this quarter of 34.5%, up 13.5 points.

Fellow Shareholders:

Our Q3’26 revenue was $11.0 million, up 38% from Q3’25 and 22% from Q2’26, our sixth consecutive quarter of year-over-year revenue growth. The higher gross margin resulted from a richer revenue mix, including smart eyewear revenue and drone and defense revenue. Our Q3’26 non-GAAP net loss per share was $0.15, and we ended the quarter with $512.2 million in cash, cash equivalents, marketable securities and restricted cash ($2.35 per outstanding share), as outlined in the GAAP and non-GAAP financial statements below:

Enovix Q3’26 Revenue & Operating Income Statement[1]

	GAAP[2]		NON-GAAP[3]	
(in thousands, except per share)	**Q3 2026**	**Q3 2025**	**Q3 2026**	**Q3 2025**
Revenue	11,039	7,990	11,039	7,990
Gross Profit	3,328	1,401	3,803	1,681
Gross Margin (%)	30.1%	17.5%	34.5%	21.0%
Operating Expense	42,622	48,374	33,018	31,506
Stock Comp, Intangibles, Other[3]	10,079	17,148	—	—
Operating Income (loss)	**(39,294)**	**(46,973)**	**(29,215)**	**(29,825)**
Net Loss per Share[4]	(0.19)	(0.27)	(0.15)	(0.14)
Cash Balance[5]	512,159	—	512,159	—

[1] Q3’26 results are unaudited. See the condensed consolidated financial statements and the reconciliation tables below.

[2] GAAP figures are derived from the Company’s unaudited condensed consolidated financial statements; the Company’s Q3’26 GAAP financial statements will be included in its Form 10-Q.

[3] Our non-GAAP financials are used to run the company and for the commentary herein. Non-GAAP figures exclude a) stock-based compensation, b) amortization of intangible assets and c) certain other one-time events, summarized in the tables below. Revenue is not adjusted and is the same on a GAAP and non-GAAP basis.

[4] Diluted net loss per share attributable to Enovix. Non-GAAP net loss per share also excludes items in the non-GAAP tables below.

[5] Cash, cash equivalents and marketable securities, including restricted cash, as of October 4, 2026. Reflects $6.2 million of common stock repurchased during Q3’26 but precedes the October and November 2026 repurchases of 2030 Notes and common stock buyback.

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2 Drone and defense customers again drove the quarter. Our drone, defense and industrial pipeline (identified prospects through design wins) grew 18% to approximately $216 million, up from $183 million in the prior quarter with drones accounting for $150 million of that. The drone pipeline spans the full range of unmanned platforms including – unmanned aerial vehicles (UAV), unmanned underwater vehicles (UUV), electric vertical takeoff and landing (eVTOL) aircraft, and unmanned ground vehicles (UGV) – served by our conventional graphite cells and our higher- energy silicon-blended graphite cells. Our 2027 revenue backlog received a boost with an initial 100,000-battery purchase order from a multinational provider of dual-use drone systems for conventional cells, and we also received an initial production order for our new MX1-B01 high- energy aerial drone cells from a U.S. drone manufacturer following successful field trials – with initial deliveries scheduled in early 2027. Steve Bakos, newly appointed Chief Revenue Officer and General Manager of Enovix, said, “The 100,000-battery order and the first MX1-B01 production order reflect our ability to convert our pipeline into orders. The MX1-B01 has now been sampled by more than 30 industry-leading aerial drone accounts with very positive feedback. Our customers need high-performance cells from a qualified, non-Chinese source, and they need them in volume next year. My team is focused on meeting that demand and helping define next-generation products.” Our $19 million expansion to double drone battery capacity at our military-qualified South Korean facility is underway and expected to come online in Q2’27. We will make further Korean capacity investments that track our drone and military demand. Our restructuring in early November included a 220-position reduction that cut approximately $8.5 million of annual cost and rebalanced our resources toward Korean operations where our near-term revenue opportunities continue to expand. Since quarter end, we have also retired $128 million of our 4.75% Convertible Senior Notes due 2030 (the “2030 Notes”) for approximately $81 million, capturing an approximately $47 million market discount, which will show up as profit in the GAAP, but not non-GAAP statements. We have also launched a warrant dividend designed to retire our 3.00% Convertible Senior Notes due 2028 (the “2028 Notes”). Finally, we are now guiding our fiscal year 2027 revenue at $65 million to $85 million, at the midpoint nearly double our expected 2026 revenue.

3 In smart eyewear, we brought our year-to-date shipments as of today to approximately 19,000 units against a 50,000-pack backlog that will be completed in the first half of 2027, and we continue to sample AI-2TM units to eyewear customers who need the second-generation energy density. In smartphones, our AI-1TM cells finally passed cell-level qualification testing internally, while our lead OEM customer is expected to successfully finish its parallel qualification next week. Unfortunately, the qualification was on the pre AI-2 version of our process to get going early and did not meet the latest energy density target of more than 1,000 watt-hrs/liter. As a result, we have decided not to proceed with system-level field testing using the pre AI-2 units and are concentrating our silicon-anode development on smart eyewear, where we already have backlog. Our next energy-density gains, including AI-2, will go first to a group of our 24 smart eyewear customers. Ryan Benton, Interim CEO, said, “Enovix is aligning its resources and cost structure with our strongest near-term opportunities. We are thus concentrating our silicon-anode development on smart eyewear and restructuring to direct more resources toward our operations in Korea. Our growing backlog and pipeline, coupled with our Korean capacity expansion, support our new outlook. For full-year 2027 revenue, we are guiding $65 million to $85 million, with nearly half the midpoint already in backlog.” Capital Structure Improvements We have repurchased $6.2 million of our common stock in Q3’26 and another $15.5 million in October. In addition, we have retired $128.0 million face value of 2030 Notes for approximately $81.4 million – a 36% discount that cut our debt by $46.6 million more than we paid. The remaining 2030 Notes stand at $232.0 million. We declared a dividend of one warrant for every four shares of common stock to stockholders on October 28, 2026, with a record date of tomorrow, November 13, 2026. Each warrant buys one share at $3.00, payable in cash or in 2028 Notes at full face value and expires April 28, 2028 – or earlier if our stock trades at or above $3.30 for 20 of any 30 consecutive trading days. Holders of 2028 Notes and 2030 Notes on the record date receive warrants on the same terms, without converting, based on the shares into which their notes were convertible. We expect to distribute

4 the warrants on or about November 18, 2026, and begin trading on Nasdaq as ENVXW. We cannot predict whether or when holders will exercise. Shareholders must own the shares at the end of trading on November 13 to gain the benefit. Conversely, anyone who has sold shares they do not own will owe the warrants for those shares to the lender on that date. T.J. Rodgers, Enovix Executive Chairman, concluded, “In our August press release I promised shareholders to reduce our expenses and to make our reports to investors more candid and transparent. This report is our first effort to move toward those standards.”

Financial Outlook

($ millions, except per share)	GUIDANCE[1] Q4'26	ACTUAL Q4'25	YoY CHANGE[2] Q4'26 vs. Q4'25
Revenue	$9.0 – 10.0	$11.3	(20%) – (12%)
Non-GAAP loss from operations[3]	($28.0 – 31.0)	($28.9)	3% – (7%)
Non-GAAP net loss per share[3]	($0.13 – 0.17)	($0.14)	7% – (21%)
Capital expenditures[4]	$5.0 – 8.0	$1.0	n/m

($ millions)	GUIDANCE[1] FY'27	ESTIMATE[5] FY'26 Est.	YoY CHANGE[2] FY'27 vs. FY'26
Revenue	$65.0 – 85.0	$36.7 – 37.7	+75% – +128%

[1] Guidance as of November 12, 2026. Non-GAAP loss from operations and non-GAAP net loss per share exclude stock-based compensation, amortization of intangible assets and certain other items. We are not presenting a quantitative reconciliation of our guidance for these measures to their GAAP equivalents, in reliance on the unreasonable efforts exception under Item 10(e)(1)(i)(B) of Regulation S-K; see "Non-GAAP Financial Measures" below.

[2] Year-over-year change calculated by comparing each end of the guidance range to the prior-period amount (or, for fiscal year 2027, to the $37.2 million midpoint of the fiscal year 2026 estimate); for loss measures, a positive percentage indicates a smaller loss.

[3] Q4'25 amounts are non-GAAP; see the reconciliation available on our website at ir.enovix.com.

[4] Capital expenditures reflect cash paid for property and equipment. Our outlook does not include provisions for proposed tax law changes, future asset impairments or pending legal matters other than amounts that are probable and estimable, and excludes items such as investment, derivative and foreign currency gains or losses that cannot be accurately forecast. Actual results may differ materially from the outlook. n/m – not meaningful.

[5] Fiscal year 2026 revenue estimate of $36.7 million to $37.7 million reflects year-to-date revenue of $27.7 million plus the Q4'26 revenue guidance range; it is not separate guidance for fiscal year 2026.

Third Quarter 2026 Earnings Call

Enovix will host a live video webcast today, November 12, 2026, at 1:00 p.m. ET / 10:00 a.m. PT, during which T.J. Rodgers, Executive Chairman, Ryan Benton, Interim Chief Executive Officer, Steve Bakos, Chief Revenue Officer and General Manager, and Michael Vyvoda, Chief Operating Officer, will discuss third quarter 2026 results, provide a business update and discuss the warrant distribution. To register for the webcast, please visit https://enovix-q3-2026.open-exchange.net/ or the Events page of the Investor Relations website at https://ir.enovix.com/news-events/investor-calendar. Investors may submit questions on the registration page that they would like management to address on the call.

About Enovix

Enovix develops and manufactures advanced lithium-ion batteries, including proprietary silicon-anode architectures for smartphones, smart eyewear, defense, industrial and emerging edge-AI applications. Its proprietary silicon-anode battery architecture enables higher energy density and performance in space-constrained devices while maintaining safety and reliability, supporting commercialization across consumer and industrial markets.

Enovix is headquartered in Silicon Valley with facilities in India, South Korea and Malaysia, serving customers globally. For more information visit https://enovix.com and follow us on LinkedIn.

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6 Forward-Looking Statements This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial or operating performance and are identified by words such as anticipate, believe, could, estimate, expect, intend, may, might, plan, possible, potential, predict, project, should, will, would and similar expressions. Forward-looking statements in this press release include, but are not limited to, statements regarding: our Q4’26 guidance, our fiscal year 2026 revenue estimate, our fiscal year 2027 guidance and our future operating results, financial position and growth opportunities; the drone battery purchase orders described in this release, including the quantity and timing of deliveries and our expectation of follow-on orders; our backlog for 2027 delivery and its conversion into revenue; the growth of our drone, defense and industrial pipeline and its conversion into design wins, purchase orders, shipments and revenue at acceptable margins; the timing, cost and benefits of our capacity expansion in South Korea and any further investments in South Korea capacity; the expected timing of completion of our smart eyewear customer order, the effectiveness of the corrective actions we have taken in response to the manufacturing process excursion, the sampling of AI-2 and our ability to obtain additional smart eyewear orders; our smartphone strategy, including our decision not to proceed with system-level field testing of AI-1 with our lead smartphone customer, our reduced AI-1 development spending, the concentration of our silicon-anode development on small cells, the potential application of future energy-density gains to large-format smartphone cells, the timing of any revised smartphone timeline and our ability to re-engage in smartphone qualification; the expected savings, costs and timing of our restructuring plan, including the rebalancing of our resources toward our South Korea operations and the narrowing of our development priorities; the expected benefits of our 2030 Notes repurchases and our warrant dividend, any further repurchases of 2030 Notes or common stock under existing authorizations, the number of warrants that may be exercised, the timing of any early expiration of the warrants and the amount of cash raised or debt retired; the expected performance, capabilities and development of our battery products and technology roadmap; the timing and results of customer testing, certification and qualification; our ability to scale and optimize manufacturing, including improvements in yield, throughput, dicing processes, cost and capital efficiency; our expectations regarding regulatory, certification and government sourcing requirements, including under the NDAA and TAA; the sufficiency and use of our capital resources; and the expected benefits of our recent leadership and organizational changes. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially from the future results, performance or achievements expressed or implied by the forward-looking statements. Risks, uncertainties and assumptions that could cause actual results to differ materially from the results and events anticipated by such forward-looking statements include, but are not limited to: the possibility that purchase orders or backlog are modified, delayed, reduced or cancelled, that deliveries do not occur on the expected schedule or that customers do not place follow-on orders; the possibility that other opportunities in our pipeline do not convert into purchase orders, or convert later or in smaller amounts than we expect; the possibility that our restructuring does not achieve the expected savings, results in unanticipated costs or disrupts our operations, including through the loss of key personnel; the possibility that the corrective actions we have taken in response to the manufacturing process excursion affecting our smart eyewear shipments prove insufficient, or that similar excursions recur and further delay deliveries; the possibility that few or no warrants are exercised, that the warrant distribution is delayed or modified, or that the cash proceeds received or debt retired differ materially from our expectations; risks related to the outcome of customer testing and qualification activities, including the possibility that our products do not meet required performance thresholds, including energy-density requirements, that pending testing with our lead smartphone customer is not completed successfully, or that such

7 testing is delayed beyond expected time frames; the possibility that concentrating our development resources on small cells does not produce the energy-density gains or customer adoption we expect, or that we are unable to re-engage in the smartphone market on acceptable terms or at all; our ability to successfully develop, manufacture and commercialize our battery products and transition to high-volume production; our ability to scale manufacturing operations and achieve expected production capacity and yields, including bringing expanded South Korea capacity online on schedule; our ability to sustain recent gross margin levels as our revenue mix changes; the level and timing of customer demand, qualification and adoption of our products across end markets; our ability to enter into and expand commercial agreements, including securing design wins, purchase orders and production contracts; our ability to execute on our business strategy and build and scale our sales and commercial capabilities; lengthy and unpredictable customer qualification and sales cycles, safety considerations and contractual terms, particularly in defense and other regulated markets; risks related to battery performance, reliability and safety; customer concentration in the defense sector and certain consumer technology markets, such as smartphones and smart eyewear; challenges in forecasting demand, inventory and manufacturing requirements that may result in additional costs and production delays; our history of losses and expectation of continued losses; risks associated with the development and commercialization of products that remain under development and may not be successfully produced at commercial scale; our ability to effectively integrate and derive benefits from acquired businesses; fluctuations in foreign currency exchange rates and interest rates; operational and safety risks associated with manufacturing equipment; intense competition and our ability to keep up with rapid technological change and evolving standards in the battery industry; our ability to attract and retain qualified personnel, including risks associated with our interim chief executive officer arrangement and other recent leadership and organizational changes; the outcome of litigation, regulatory investigations and other legal matters, including the associated legal and other costs; liquidity constraints, capital availability and our ability to service existing debt; our ability to protect and enforce our intellectual property rights; volatility in the trading price of our common stock and warrants; changes in tax laws or regulations; the impact of cyber and other information technology or security-related incidents on us, our customers or other parties; changes in the political, economic or regulatory environment generally and in the markets in which we operate; and other risks described in the disclosures contained in our filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K and quarterly reports on Form 10-Q and other documents that we have filed, or will file, with the SEC. These documents are available in the SEC Filings section of the Investor Relations page at https://ir.enovix.com and at www.sec.gov. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not rely on any of the forward-looking statements. Any forward-looking statements in this press release speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Financial Measures This press release includes the use of non-GAAP financial measures, which are intended to provide supplemental information regarding our performance. These non-GAAP measures include non-GAAP cost of revenue, non-GAAP gross profit (loss), non-GAAP gross margin, non- GAAP research and development expense, non-GAAP selling, general and administrative expense, non-GAAP operating expenses, non-GAAP income (loss) from operations, EBITDA,

8 adjusted EBITDA, non-GAAP net loss attributable to Enovix shareholders, non-GAAP earnings (loss) per share, free cash flow, and other non-GAAP measures that are included in this press release. We use these non-GAAP measures to supplement our financial reporting and to evaluate ongoing operations and results, facilitate internal planning and forecasting, and assess performance against prior periods, industry peers, and the broader market. These non-GAAP measures are not prepared in accordance with generally accepted accounting principles (GAAP) and should not be considered as an alternative to GAAP results. Industry peers and other companies may calculate similar non-GAAP measures differently. Non-GAAP financial measures have limitations, including but not limited to, that they exclude certain expenses that are required under GAAP, which adjustments reflect the exercise of judgment by management. We believe that these non- GAAP measures, when considered together with the GAAP results, provide investors with an additional understanding of our operating performance. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the tables at the end of this press release. While Enovix provides fourth quarter 2026 guidance for non-GAAP loss from operations, non- GAAP net loss per share and capital expenditures, we are unable to provide without unreasonable effort a GAAP to non-GAAP reconciliation of these projected non-GAAP measures, and we have not provided a quantitative reconciliation in reliance on the unreasonable efforts exception under Item 10(e)(1)(i)(B) of Regulation S-K. Such reconciliation to the corresponding GAAP financial measure cannot be provided without unreasonable effort because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjustments that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to change in fair value of common stock warrants, stock-based compensation and related tax effects, legal costs related to shareholder lawsuit, gain on bargain purchase of assets, acquisition- related costs, and restructuring costs. As a result, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results. Note Regarding Customer Pipeline, Design Wins and Backlog We may refer in this press release and other communications to our “customer pipeline” and “design wins.” Our customer pipeline represents our estimate of the peak annual production value of identified design opportunities for products manufactured in South Korea. A “design win” refers to an opportunity that has been awarded to Enovix but has not yet entered production. Customer pipeline and design win amounts do not represent customer orders, backlog or committed revenue and should not be viewed as forecasts of future revenue. Actual revenue, if any, will depend on a number of factors, including customer qualification, final program awards, production timing, capacity and volumes, and the successful launch and ramp of customer programs. We also refer to our “backlog,” which represents orders we have received for delivery in future periods. Backlog is subject to modification, delay, reduction or cancellation. Customer pipeline, design win and backlog amounts are forward-looking and are subject to the risks and uncertainties described above under “Forward-Looking Statements.” For media and investor inquiries, please contact: Investor Contact: Monica Gould Blueshirt Group ir@enovix.com

ENOVIX CORPORATION
THIRD QUARTER 2026 FINANCIAL SUMMARY
(Unaudited; in millions, except per share data and percentages; amounts may not sum due to rounding)

	GAAP			NON-GAAP		
($ millions, except per share)	**Q3'26**	**Q3'25**	**YoY Δ**	**Q3'26**	**Q3'25**	**YoY Δ**
Revenue	$11.0	$8.0	$3.0	$11.0	$8.0	$3.0
Gross profit	$3.3	$1.4	$1.9	$3.8	$1.7	$2.1
Gross margin	30.1%	17.5%	12.6pts	34.5%	21.0%	13.5pts
Operating expenses	$42.6	$48.4	$(5.8)	$33.0	$31.5	$1.5
Loss from operations	$(39.3)	$(47.0)	$7.7	$(29.2)	$(29.8)	$0.6
Net cash used in operating activities	$(29.2)	$(25.5)	$(3.7)	$(29.2)	$(25.5)	$(3.7)
Capital expenditures[1]	$(3.9)	$(3.0)	$(0.9)	$(3.9)	$(3.0)	$(0.9)
Free cash flow	N/A	N/A	N/A	$(33.1)	$(28.5)	$(4.6)
Adjusted EBITDA	N/A	N/A	N/A	$(21.1)	$(21.4)	$0.3
Net loss per share, basic[2]	$(0.19)	$(0.26)	$0.07	$(0.15)	$(0.14)	$(0.01)
Weighted average shares, basic[3]	219.6	206.5	13.1	219.6	206.5	13.1
Net loss per share, diluted[2]	$(0.19)	$(0.27)	$0.08	$(0.15)	$(0.14)	$(0.01)
Weighted average shares, diluted[3]	219.6	206.8	12.8	219.6	206.8	12.8

(1) Capital expenditures reflect cash paid for property and equipment and is a component of our free cash flow calculation. It excludes one-time cash outflows related to business acquisitions.

(2) Net loss per share attributable to Enovix.

(3) Weighted average shares attributable to Enovix, in millions.

ENOVIX CORPORATION
YEAR-TO-DATE 2026 FINANCIAL SUMMARY
(Unaudited; in millions, except per share data and percentages; amounts may not sum due to rounding)

	GAAP			NON-GAAP		
($ millions, except per share)	**YTD'26**	**YTD'25**	**YoY Δ**	**YTD'26**	**YTD'25**	**YoY Δ**
Revenue	$27.7	$20.6	$7.1	$27.7	$20.6	$7.1
Gross profit	$6.2	$3.6	$2.6	$7.6	$4.4	$3.2
Gross margin	22.3%	17.5%	4.8pts	27.4%	21.2%	6.2pts
Operating expenses	$132.7	$136.9	$(4.2)	$94.3	$88.7	$5.6
Loss from operations	$(126.5)	$(133.3)	$6.8	$(86.7)	$(84.3)	$(2.4)
Net cash used in operating activities	$(84.1)	$(68.3)	$(15.8)	$(84.1)	$(68.3)	$(15.8)
Capital expenditures[1]	$(16.7)	$(17.2)	$0.5	$(16.7)	$(17.2)	$0.5
Free cash flow	N/A	N/A	N/A	$(100.8)	$(85.5)	$(15.3)
Adjusted EBITDA	N/A	N/A	N/A	$(60.3)	$(62.3)	$2.0
Net loss per share, basic[2]	$(0.56)	$(0.59)	$0.03	$(0.41)	$(0.40)	$(0.01)
Weighted average shares, basic[3]	218.5	204.8	13.7	218.5	204.8	13.7
Net loss per share, diluted[2]	$(0.56)	$(0.59)	$0.03	$(0.41)	$(0.40)	$(0.01)
Weighted average shares, diluted[3]	218.5	204.8	13.7	218.5	204.8	13.7

(1) Capital expenditures reflect cash paid for property and equipment and is a component of our free cash flow calculation. It excludes one-time cash outflows related to business acquisitions.

(2) Net loss per share attributable to Enovix.

(3) Weighted average shares attributable to Enovix, in millions.

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10 ENOVIX CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited; in thousands, except share and par value amounts) October 4, December 28, 2026 2025 Assets Current assets: Cash and cash equivalents $63,225 $106,014 Short-term investments 342,273 406,026 Accounts receivable, net 4,277 4,421 Notes receivable, net — 4,012 Inventory 19,849 13,617 Prepaid expenses and other current assets 9,967 8,120 Total current assets 439,591 542,210 Property and equipment, net 159,651 170,263 Long-term investments 104,558 106,810 Customer relationship intangibles and other intangibles, net 27,979 31,638 Operating lease, right-of-use assets 7,677 11,682 Goodwill 12,217 12,217 Other assets, non-current 3,300 4,155 Total assets $754,973 $878,975 Liabilities and Equity Current liabilities: Accounts payable $12,630 $17,818 Accrued expenses 9,709 13,992 Accrued compensation 8,270 6,219 Short-term debt 11,650 9,865 Deferred revenue 958 5,015 Warrant liability — 6,578 Other liabilities 5,113 5,529 Total current liabilities 48,330 65,016 Long-term debt, net 521,873 519,271 Operating lease liabilities, non-current 5,237 11,244 Deferred revenue, non-current 300 300 Deferred tax liability 8,075 9,119 Other liabilities, non-current 15 14 Total liabilities 583,830 604,964 Stockholders’ equity: Common stock, $0.0001 par value; authorized shares of 1,000,000,000; issued and outstanding shares of 218,348,968 and 216,556,238 as of October 4, 2026 and December 28, 2025, respectively 23 22 Additional paid-in capital 1,336,896 1,307,912 Treasury stock, at cost (64,598) (58,385) Accumulated other comprehensive loss (2,156) (508) Accumulated deficit (1,101,096) (977,827) Total Enovix’s stockholders’ equity 169,069 271,214 Non-controlling interest 2,074 2,797 Total equity 171,143 274,011 Total liabilities and equity $754,973 $878,975

11 ENOVIX CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited; in thousands, except share and per share amounts) Fiscal Quarters Ended Fiscal Years-to-Date Ended October 4, 2026 September 28, 2025 October 4, 2026 September 28, 2025 Revenue $11,039 $7,990 $27,663 $20,556 Cost of revenue 7,711 6,589 21,481 16,952 Gross profit 3,328 1,401 6,182 3,604 Operating expenses: Research and development 26,812 28,180 77,784 82,257 Selling, general and administrative 15,810 20,194 54,883 54,613 Total operating expenses 42,622 48,374 132,667 136,870 Loss from operations (39,294) (46,973) (126,485) (133,266) Other income (expense): Change in fair value of common stock warrants — 1,867 6,578 11,778 Gain on bargain purchase of assets — — — 4,761 Interest income 4,943 2,540 15,853 7,401 Interest expense (6,559) (11,765) (20,088) (15,186) Other income (expense), net (1,154) 140 173 1,501 Total other income (expense), net (2,770) (7,218) 2,516 10,255 Loss before income tax benefit (42,064) (54,191) (123,969) (123,011) Income tax benefit (148) (422) (718) (1,445) Net loss (41,916) (53,769) (123,251) (121,566) Net gain (loss) attributable to non-controlling interest 30 (56) 18 185 Net loss attributable to Enovix $(41,946) $(53,713) $(123,269) $(121,751) Net loss per share attributable to Enovix, basic $(0.19) $(0.26) $(0.56) $(0.59) Weighted average shares outstanding, basic 219,623,989 206,458,846 218,465,367 204,758,291 Net loss per share attributable to Enovix, diluted $(0.19) $(0.27) $(0.56) $(0.59) Weighted average shares outstanding, diluted 219,623,989 206,811,315 218,465,367 204,758,291

12 ENOVIX CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited; in thousands) Fiscal Years-to-Date Ended October 4, 2026 September 28, 2025 Cash flows used in operating activities: Net loss $(123,251) $(121,566) Adjustments to reconcile net loss to net cash used in operating activities Depreciation, accretion and amortization 29,931 26,675 Stock-based compensation expense 33,256 37,973 Change in fair value of common stock warrants (6,578) (11,778) Gain on bargain purchase of assets — (4,761) Interest expense (non-cash) — 9,222 Others 367 1,312 Changes in operating assets and liabilities: Accounts and notes receivables 4,322 (2,359) Inventory (5,752) (7,247) Prepaid expenses and other assets (817) 445 Accounts payable (3,110) 6,539 Accrued expenses and compensation (3,249) (2,781) Deferred revenue (4,171) 702 Deferred tax liability (1,099) (1,135) Other liabilities (3,938) 467 Net cash used in operating activities (84,089) (68,292) Cash flows from investing activities: Purchase of property and equipment (16,708) (17,216) Payment for business acquisition — (10,000) Purchases of investments (342,040) (370,133) Maturities of investments 409,172 58,145 Net cash provided by (used in) investing activities 50,424 (339,204) Cash flows from financing activities: Proceeds from issuance of convertible senior notes and loan borrowing 2,419 360,000 Payments of debt issuance costs — (9,900) Purchase of Capped Calls — (45,288) Proceeds from exercise of the 2025 common stock warrants — 232,106 Proceeds from issuance of common stock under employee stock purchase plan 938 711 Payroll tax payments for shares withheld upon vesting of RSUs (4,088) (4,855) Repurchase of common stock (6,213) (58,385) Purchase of Routejade shares from non-controlling interest (740) — Repayment of debt (1,696) (794) Proceeds from the exercise of stock options — 3,133 Payments of issuance costs related to common stock and warrant dividends — (5,995) Net cash provided by (used in) financing activities (9,380) 470,733 Effect of exchange rate changes on cash, cash equivalents and restricted cash 394 (409) Change in cash, cash equivalents, and restricted cash (42,651) 62,828 Cash and cash equivalents and restricted cash, beginning of period 107,979 274,691 Cash and cash equivalents and restricted cash, end of period $65,328 $337,519

ENOVIX CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited; in thousands, except share and per share data)

		Fiscal Quarters Ended		Fiscal Years-to-Date Ended	
	Note	Q3'26	Q3'25	YTD'26	YTD'25
GAAP loss from operations		$(39,294)	$(46,973)	$(126,485)	$(133,266)
Stock-based compensation expense	A	8,457	11,837	33,256	37,973
Amortization of intangible assets	B	1,188	1,190	3,659	3,568
Legal cost related to shareholder lawsuit	C	434	2,743	2,823	5,394
2025 warrant issuance cost	D	—	1,378	—	1,378
Acquisition cost	G	—	—	—	664
Total non-GAAP adjustments		10,079	17,148	39,738	48,977
Non-GAAP loss from operations		**$(29,215)**	**$(29,825)**	**$(86,747)**	**$(84,289)**

		Fiscal Quarters Ended		Fiscal Years-to-Date Ended	
	Note	Q3'26	Q3'25	YTD'26	YTD'25
GAAP net loss attributable to Enovix		$(41,946)	$(53,713)	$(123,269)	$(121,751)
Stock-based compensation expense	A	8,457	11,837	33,256	37,973
Amortization of intangible assets	B	1,188	1,190	3,659	3,568
Legal cost related to shareholder lawsuit	C	434	2,743	2,823	5,394
2025 warrant issuance cost	D	—	1,378	—	1,378
Change in fair value of common stock warrants	E	—	(1,867)	(6,578)	(11,778)
Interest expense related to the 2025 warrant dividend	F	—	9,223	—	9,223
Acquisition cost	G	—	—	—	664
Gain on bargain purchase of assets	H	—	—	—	(4,761)
Import duty forgiveness	I	—	—	—	(2,431)
Total non-GAAP adjustments		10,079	24,504	33,160	39,230
Non-GAAP net loss attributable to Enovix shareholders		**$(31,867)**	**$(29,209)**	**$(90,109)**	**$(82,521)**

		Fiscal Quarters Ended		Fiscal Years-to-Date Ended	
	Note	Q3'26	Q3'25	YTD'26	YTD'25
Net loss attributable to Enovix		$(41,946)	$(53,713)	$(123,269)	$(121,751)
Interest expense (income), net		1,616	9,225	4,235	7,785
Income tax benefit		(148)	(422)	(718)	(1,445)
Depreciation, accretion and amortization		10,525	9,398	29,931	26,675
EBITDA		(29,953)	(35,512)	(89,821)	(88,736)
Stock-based compensation expense	A	8,457	11,837	33,256	37,973
Change in fair value of common stock warrants	E	—	(1,867)	(6,578)	(11,778)
Legal cost related to shareholder lawsuit	C	434	2,743	2,823	5,394
2025 warrant issuance cost	D	—	1,378	—	1,378
Acquisition cost	G	—	—	—	664
Gain on bargain purchase of assets	H	—	—	—	(4,761)
Import duty forgiveness	I	—	—	—	(2,431)
Adjusted EBITDA		**$(21,062)**	**$(21,421)**	**$(60,320)**	**$(62,297)**

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	Note	Fiscal Years-to-Date Ended	
		YTD'26	YTD'25
Net cash used in operating activities		$(84,089)	$(68,292)
Capital expenditures	J	(16,708)	(17,216)
Free cash flow		**$(100,797)**	**$(85,508)**

	Note	Fiscal Quarters Ended		Fiscal Years-to-Date Ended	
		Q3'26	Q3'25	YTD'26	YTD'25
GAAP cost of revenue		$7,711	$6,589	$21,481	$16,952
Stock-based compensation expense	A	(475)	(280)	(1,410)	(757)
Non-GAAP cost of revenue		**$7,236**	**$6,309**	**$20,071**	**$16,195**
GAAP gross profit		$3,328	$1,401	$6,182	$3,604
Stock-based compensation expense	A	475	280	1,410	757
Non-GAAP gross profit		**$3,803**	**$1,681**	**$7,592**	**$4,361**
GAAP research and development (R&D) expense		$26,812	$28,180	$77,784	$82,257
Stock-based compensation expense	A	(4,590)	(5,754)	(14,280)	(19,050)
Amortization of intangible assets	B	(415)	(416)	(1,279)	(1,247)
Non-GAAP R&D expense		**$21,807**	**$22,010**	**$62,225**	**$61,960**
GAAP selling, general and administrative (SG&A) expense		$15,810	$20,194	$54,883	$54,613
Stock-based compensation expense	A	(3,392)	(5,803)	(17,566)	(18,166)
Amortization of intangible assets	B	(773)	(774)	(2,380)	(2,321)
Legal cost related to shareholder lawsuit	C	(434)	(2,743)	(2,823)	(5,394)
2025 warrant issuance cost	D	—	(1,378)	—	(1,378)
Acquisition cost	G	—	—	—	(664)
Non-GAAP SG&A expense		**$11,211**	**$9,496**	**$32,114**	**$26,690**
GAAP operating expenses		$42,622	$48,374	$132,667	$136,870
Stock-based compensation expense included in R&D expense	A	(4,590)	(5,754)	(14,280)	(19,050)
Stock-based compensation expense included in SG&A expense	A	(3,392)	(5,803)	(17,566)	(18,166)
Amortization of intangible assets	B	(1,188)	(1,190)	(3,659)	(3,568)
Legal cost related to shareholder lawsuit	C	(434)	(2,743)	(2,823)	(5,394)
2025 warrant issuance cost	D	—	(1,378)	—	(1,378)
Acquisition cost	G	—	—	—	(664)
Non-GAAP operating expenses		**$33,018**	**$31,506**	**$94,339**	**$88,650**

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Notes:

(A) Stock-based compensation: non-cash expense related to equity awards granted to employees, directors and consultants.

(B) Amortization of intangible assets: non-cash amortization of intangible assets acquired in the Routejade acquisition.

(C) Legal cost related to shareholder lawsuit: litigation expenses related to the defense of an ongoing securities class action, which management does not consider representative of the Company's performance.

(D) 2025 warrant issuance cost: costs associated with the July 2025 warrant dividend.

(E) Change in fair value of common stock warrants: non-cash gains or losses from the remeasurement of the Company's common stock warrants.

(F) Interest expense related to the 2025 warrant dividend: non-cash interest expense recognized in connection with the July 2025 warrant dividend.

(G) Acquisition cost: transaction costs related to a business acquisition completed in 2025.

(H) Gain on bargain purchase of assets: non-cash gain recognized in 2025 where the fair value of net assets acquired exceeded the purchase price.

(I) Import duty forgiveness: one-time benefit recognized in 2025 from the forgiveness of previously accrued import duties.

(J) Capital expenditures: cash paid for property and equipment; excludes one-time cash outflows related to business acquisitions.

EBITDA is defined as net loss attributable to Enovix adjusted for interest income, interest expense, income tax benefit, and depreciation, accretion and amortization expense. Adjusted EBITDA further excludes stock-based compensation expense, change in fair value of common stock warrants, warrant issuance cost, certain legal costs related to the defense of an ongoing securities class action that are outside the ordinary course of business, and other special items that management does not believe to be indicative of underlying business trends.

Free Cash Flow is defined as net cash used in operating activities less capital expenditures, each as derived from the Condensed Consolidated Statements of Cash Flows. Free Cash Flow is not intended as an alternative to cash flows from operations as determined in accordance with GAAP.

These non-GAAP measures may differ from similarly titled measures used by other companies.

ENOVIX CORPORATION

RECONCILIATION OF GAAP NET LOSS PER SHARE TO NON-GAAP NET LOSS PER SHARE

(Unaudited; net loss per share attributable to Enovix)

	Fiscal Quarters Ended		Fiscal Years-to-Date Ended	
	Q3'26	**Q3'25**	**YTD'26**	**YTD'25**
GAAP net loss per share, basic	$(0.19)	$(0.26)	$(0.56)	$(0.59)
Weighted average shares outstanding, basic	219,623,989	206,458,846	218,465,367	204,758,291
GAAP net loss per share, diluted	$(0.19)	$(0.27)	$(0.56)	$(0.59)
Weighted average shares outstanding, diluted	219,623,989	206,811,315	218,465,367	204,758,291
Non-GAAP net loss per share, basic	$(0.15)	$(0.14)	$(0.41)	$(0.40)
Non-GAAP net loss per share, diluted	$(0.15)	$(0.14)	$(0.41)	$(0.40)

Note: Q3'26 and year-to-date 2026 basic and diluted amounts are the same because potentially dilutive securities were anti-dilutive.

Source: Enovix Corporation

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